                            News

For Immediate Release

CNO Financial Group Reports Fourth Quarter and Full Year 2024 Results
Exceptional fourth quarter, full-year earnings and sales;
Entering 2025 well-positioned for sustainable growth and ROE expansion

Carmel, Ind., February 6, 2025 - CNO Financial Group, Inc. (NYSE: CNO) today announced its financial results for the fourth quarter and full year ended December 31, 2024. Net income in 4Q24 was $166.1 million, or $1.58 per diluted share, compared to $36.3 million, or $0.32 per diluted share, in 4Q23. Net income for the year ended December 31, 2024 was $404.0 million, or $3.74 per diluted share, compared to $276.5 million, or $2.40 per diluted share, in 2023. Non-economic accounting impacts due to market volatility increased net income in 4Q24 and full year 2024, and decreased net income in 4Q23 and full year 2023.

Net operating income (1), which excludes these non-economic accounting impacts, was $138.0 million, or $1.31 per diluted share, in 4Q24 compared to $133.9 million, or $1.18 per diluted share, in 4Q23. Net operating income (1) for the year ended December 31, 2024 was $429.3 million, or $3.97 per diluted share, compared to $356.1 million, or $3.09 per diluted share, in 2023.

In 4Q24, both net income and net operating income (1) were unfavorably impacted by significant items of $3.1 million, or $0.03 per diluted share, compared to a favorable impact in 4Q23 of $26.4 million, or $0.23 per diluted share. For the year, both net income and net operating income (1) were favorably impacted by significant items of $18.8 million, or $0.17 per diluted share, in 2024 and $43.3 million, or $0.37 per diluted share, in 2023.

“CNO delivered an exceptional quarter and full-year financial performance, demonstrating our ability to grow the franchise while also growing earnings and improving profitability,” said Gary C. Bhojwani, chief executive officer. “Building on 10 consecutive quarters of sales growth and strong agent force metrics, 2024 represented one of CNO’s best operating performances of the past several years, highlighted by production records across both divisions.”

“Operating earnings per share excluding significant items were up 41% for the quarter and 40% for the year, as sustained sales growth continued to translate into earnings growth. Significant improvement in operating earnings per share and operating return on equity reflect ongoing strength in our underwriting margins and net investment income coupled with expense and capital discipline. Our capital position and free cash flow generation remained robust, while returning $349 million to shareholders, a 50% increase from 2023.”

“As we enter 2025, CNO continues to be well-positioned to continue profitable growth, capitalize on the favorable macro and demographic environment, and drive long-term ROE expansion.”

Full Year 2024 Highlights (as compared to the corresponding period in the prior year where applicable)
•Total new annualized premiums ("NAP") (4) up 7%
•Record Worksite Division NAP, up 16%; Consumer Division NAP up 5%
•Record Annuity collected premium, up 13%
•Record client assets in brokerage and advisory, up 28%
•     Returned $349.3 million to shareholders
•     Return on equity ("ROE") of 16.4%; Operating ROE (5) of 11.9%

Fourth Quarter 2024 Highlights (as compared to the corresponding period in the prior year where applicable)
•Total NAP up 13%; Record Worksite Division NAP, up 23%; Consumer Division up 11%
•Record Annuity collected premium, up 12% - Second consecutive quarter
•Medicare Supplement NAP up 44%; Medicare Advantage submitted applications up 39%
•Producing agent counts in the Consumer and Worksite Divisions both up 8%
•Returned $108.0 million to shareholders
•     Book value per share was $24.59; Book value per diluted share, excluding accumulated other comprehensive loss, (2) was $37.19, up 10%

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items as defined in note (1). Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	December 31,			December 31,
	2024	2023	% change	2024	2023	% change

Income from insurance products (b)	$1.01	$1.19	(15)	$107.0	$135.8	(21)
Fee income	0.20	0.16	25	20.6	17.8	16
Investment income not allocated to product lines (c)	0.62	0.34	82	65.3	38.3	70
Expenses not allocated to product lines	(0.18)	(0.18)	—	(19.0)	(19.8)	(4)
Operating earnings before taxes	1.65	1.51		173.9	172.1
Income tax expense on operating income	(0.34)	(0.33)	3	(35.9)	(38.2)	(6)
Net operating income (1)	1.31	1.18	11	138.0	133.9	3
Net realized investment gains (losses) from sales and change in allowance for credit losses	(0.33)	0.01		(35.1)	1.4
Net change in market value of investments recognized in earnings	(0.06)	0.08		(6.6)	8.8
Changes in fair value of embedded derivative liabilities and market risk benefits	0.68	(1.10)		71.0	(124.6)
Other	0.06	(0.10)		7.3	(11.6)
Non-operating income (loss) before taxes	0.35	(1.11)		36.6	(126.0)
Income tax (expense) benefit on non-operating income	(0.08)	0.25		(8.5)	28.4
Net non-operating income (loss)	0.27	(0.86)		28.1	(97.6)
Net income	$1.58	$0.32		$166.1	$36.3

Weighted average diluted shares outstanding	105.2	113.7

FINANCIAL SUMMARY
Year End
(Amounts in millions, except per share data)
(Unaudited)

	Per diluted share
	Year ended			Year ended
	December 31,			December 31,
	2024	2023	% change	2024	2023	% change

Income from insurance products (b)	$3.93	$3.13	26	$424.7	$360.0	18
Fee income	0.28	0.27	4	30.0	31.0	(3)
Investment income not allocated to product lines (c)	1.55	1.04	49	167.9	120.2	40
Expenses not allocated to product lines	(0.67)	(0.45)	49	(71.8)	(51.7)	39
Operating earnings before taxes	5.09	3.99		550.8	459.5
Income tax expense on operating income	(1.12)	(0.90)	24	(121.5)	(103.4)	18
Net operating income (1)	3.97	3.09	28	429.3	356.1	21
Net realized investment losses from sales and change in allowance for credit losses	(0.67)	(0.54)		(72.7)	(62.7)
Net change in market value of investments recognized in earnings	0.21	(0.06)		22.8	(6.3)
Changes in fair value of embedded derivative liabilities and market risk benefits	0.23	(0.26)		24.7	(29.9)
Other	(0.07)	(0.03)		(7.3)	(3.8)
Non-operating loss before taxes	(0.30)	(0.89)		(32.5)	(102.7)
Income tax benefit on non-operating loss	0.07	0.20		7.2	23.1
Net non-operating loss	(0.23)	(0.69)		(25.3)	(79.6)
Net income	$3.74	$2.40		$404.0	$276.5

Weighted average diluted shares outstanding	108.1	115.1

____________________
(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance margins of the annuity, health and life product lines, less expenses allocated to the insurance product lines. It excludes the income from our fee income business, investment income not allocated to product lines, net expenses not allocated to product lines (primarily holding company expenses) and income taxes. Insurance margin is management’s measure of the profitability of its annuity, health and life segments’ performance and consists of insurance policy income plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expenses and amortization of acquisition costs.
(c)    Investment income not allocated to product lines represents net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable, investment borrowings and financing arrangements; (iv) expenses related to the funding agreement-backed notes ("FABN") program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income; plus (vi) the impact of annual option forfeitures related to fixed indexed annuity surrenders. Investment income not allocated to product lines includes investment income on investments in excess of amounts allocated to product lines, investments held by our holding companies, the spread we earn from our federal home loan bank ("FHLB") investment borrowing and FABN programs and variable components of investment income (including call and prepayment income, adjustments to returns on structured securities due to cash flow changes, income (loss) from company-owned life insurance ("COLI") and alternative investments income not allocated to product lines), net of interest expense on corporate debt and financing arrangements.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income (loss), and book value per share, excluding accumulated other comprehensive income (loss), are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income (loss) which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations. In addition, shareholders' equity excludes net operating loss carryforwards in our non-GAAP return on equity measures as such assets are not discounted and, accordingly, will not provide a return to shareholders until after it is realized as a reduction to taxes that would otherwise be paid. Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns.
_____________________________________________________________________________________________________

	Year ended
	December 31,
	2024	2023

Return on equity (a)	16.4%	14.0%
Operating return on equity (a non-GAAP financial measure) (5)	11.9%	9.8%
Operating return on equity, excluding significant items (a non-GAAP financial measure) (5)	11.4%	8.6%

Shareholders’ equity	$2,498.4	$2,215.6
Accumulated other comprehensive loss	1,371.4	1,576.8

Shareholders’ equity, excluding accumulated other comprehensive loss	3,869.8	3,792.4
Net operating loss carryforwards	(76.6)	(79.6)
Shareholders' equity, excluding accumulated other comprehensive loss and net operating loss carryforwards	$3,793.2	$3,712.8

Book value per diluted share	$24.01	$19.83
Accumulated other comprehensive loss	13.18	14.11

Book value per diluted share, excluding accumulated other comprehensive loss (a non-GAAP financial measure) (2)	$37.19	$33.94

___________________
(a) Calculated using average shareholders’ equity for the measurement period.

Non-Operating Items
Net investment losses in 4Q24 were $35.1 million including the unfavorable change in the allowance for credit losses of $7.8 million which was recorded in earnings. Net investment gains in 4Q23 were $1.4 million including the favorable change in the allowance for credit losses of $21.8 million which was recorded in earnings.

During 4Q24 and 4Q23, we recognized a (decrease) increase in earnings of $(6.6) million and $8.8 million, respectively, due to the net change in market value of investments recognized in earnings.

During 4Q24 and 4Q23, we recognized an increase (decrease) in earnings of $71.0 million and $(124.6) million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities. Such amounts include the impacts of changes in market interest rates and equity impacts used to determine the estimated fair values of the embedded derivatives and market risk benefits.

Other non-operating items included an increase (decrease) in earnings of $6.6 million and $(10.3) million for the mark-to-market change in the agent deferred compensation plan liability which was impacted by changes in the underlying actuarial assumptions used to value the liability in 4Q24 and 4Q23, respectively. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.

INVESTMENT PORTFOLIO
(Dollars in millions)

Fixed maturities, available for sale, at amortized cost by asset class as of December 31, 2024 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$13,107.1	$678.2		$13,785.3
Certificate of deposit	470.0	—		470.0
United States Treasury securities and obligations of the United States government and agencies	214.8	—		214.8
States and political subdivisions	3,238.3	23.6		3,261.9
Foreign governments	107.3	—		107.3
Asset-backed securities	1,475.1	99.5		1,574.6
Agency residential mortgage-backed securities	819.8	—		819.8
Non-agency residential mortgage-backed securities	1,253.4	382.9	(a)	1,636.3
Collateralized loan obligations	1,015.2	103.8		1,119.0
Commercial mortgage-backed securities	2,275.3	—		2,275.3

Total	$23,976.3	$1,288.0		$25,264.3

____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

The fair value of CNO’s available for sale fixed maturity portfolio was $22.8 billion compared with an amortized cost of $25.3 billion. Net unrealized losses were comprised of gross unrealized gains of $147.4 million and gross unrealized losses of $2,534.0 million. The allowance for credit losses was $37.1 million at December 31, 2024.

Statutory (based on non-GAAP measures) and GAAP Capital Information
The consolidated statutory risk-based capital ratio of our U.S. based insurance subsidiaries was estimated at 383% at December 31, 2024, reflecting estimated 4Q24 statutory operating income of $164.4 million (and $196.9 million during 2024) and the payment of insurance company dividends, net of capital contributions, to the holding company of $17.1 million during 4Q24 (and $129.0 million, net of capital contributions, during 2024).

During 4Q24, we repurchased $91.6 million of common stock under our securities repurchase program (including $1.4 million of repurchases settled in 1Q25). We repurchased 2.5 million common shares at an average cost of $36.96 per share. As of December 31, 2024, we had 101.6 million shares outstanding and had authority to repurchase up to an additional $240.3 million of our common stock. During 4Q24, we paid dividends on common stock of $16.4 million.

Unrestricted cash and investments held by our holding company were $372.5 million at December 31, 2024, compared to $256.0 million at December 31, 2023. In addition, the holding company has invested $500 million of the proceeds from the May 2024 issuance of $700.0 million of 6.450% senior notes due 2034 (the "2034 Notes") primarily into certificates of deposit which are expected to be used for the repayment of $500.0 million of 5.250% senior notes due May 2025 (the "2025 Notes").

Book value per common share was $24.59 at December 31, 2024 compared to $20.26 at December 31, 2023. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $37.19 at December 31, 2024, compared to $33.94 at December 31, 2023.

The debt-to-capital ratio was 42.3% and 34.0% at December 31, 2024 and 2023, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (3) was 32.1% and 23.1% at December 31, 2024 and 2023, respectively. Such ratios reflect the issuance of the 2034 Notes in May 2024. At December 31, 2024, adjusting for the expected repayment of the 2025 Notes, the debt-to-total capital ratio would have been 34.8% and the debt-to-total capital ratio, excluding accumulated other comprehensive income (loss), would have been 25.6%.

Return on equity for the years ended December 31, 2024 and 2023, was 16.4% and 14.0%, respectively. Operating return on equity, excluding significant items (5) for the years ended December 31, 2024 and 2023, was 11.4% and 8.6%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing a broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2023 and any subsequent Form 10-Q or Form 10-K on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on February 7, 2025 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available in the Investors section of the company's website.

To participate by dial-in, please register at https://www.netroadshow.com/events/login?show=7dd256fb&confId=76554. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

ABOUT CNO FINANCIAL GROUP

CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, financial services and workforce benefits solutions through our family of brands, including Bankers Life, Colonial Penn, Optavise and Washington National. Our customers work hard to save for the future, and we help protect their health, income, and retirement needs with 3.2 million policies and $37.9 billion in total assets. Our 3,500 associates, 4,900 exclusive agents and more than 5,500 independent partner agents guide individuals, families and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (net of allowance for credit losses: 2024 - $37.1 and 2023 - $42.9; amortized cost: 2024 - $25,264.3 and 2023 - $23,699.2)	$22,840.5	$21,506.2
Equity securities at fair value	162.0	96.9
Mortgage loans (net of allowance for credit losses: 2024 - $13.6 and 2023 - $15.4)	2,506.3	2,064.1
Policy loans	135.3	128.5
Trading securities	304.2	222.7
Investments held by variable interest entities (net of allowance for credit losses: 2024 - $1.3 and 2023 - $3.1; amortized cost: 2024 - $437.0 and 2023 - $787.6)	432.3	768.6
Other invested assets	1,491.5	1,353.4
Total investments	27,872.1	26,140.4
Cash and cash equivalents - unrestricted	1,656.7	774.5
Cash and cash equivalents held by variable interest entities	341.0	114.5
Accrued investment income	286.4	251.5
Present value of future profits	161.0	180.7
Deferred acquisition costs	2,158.6	1,944.4
Reinsurance receivables (net of allowance for credit losses: 2024 - $3.0 and 2023 - $3.0)	3,854.7	4,040.7
Income tax assets, net	818.9	936.2
Assets held in separate accounts	3.3	3.1
Other assets	699.9	641.1
Total assets (a)	$37,852.6	$35,027.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account balances	$17,615.8	$15,222.5
Future policy benefits	11,705.5	12,188.4
Market risk benefit liability	60.0	117.1
Liability for life insurance policy claims	61.1	62.1
Unearned and advanced premiums	226.8	218.9
Liabilities related to separate accounts	3.3	3.1
Other liabilities	1,161.8	848.8
Investment borrowings	2,188.8	2,189.3
Borrowings related to variable interest entities	497.6	820.8
Notes payable – direct corporate obligations	1,833.5	1,140.5
Total liabilities (a)	35,354.2	32,811.5
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: 2024 - 101,618,957 and 2023 - 109,357,540)	1.0	1.1
Additional paid-in capital	1,632.5	1,891.5
Accumulated other comprehensive loss	(1,371.4)	(1,576.8)
Retained earnings	2,236.3	1,899.8
Total shareholders' equity	2,498.4	2,215.6
Total liabilities and shareholders' equity	$37,852.6	$35,027.1

___________
(a) The prior period column has been revised to conform to current year's presentation for the correction of immaterial errors.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Insurance policy income	$643.6	$625.7	$2,558.5	$2,505.5
Net investment income:
General account assets	399.5	325.1	1,419.4	1,250.2
Policyholder and other special-purpose portfolios	17.1	140.1	329.4	249.5
Investment gains (losses):
Realized investment losses	(26.2)	(11.3)	(75.6)	(69.3)
Other investment gains (losses)	(15.5)	21.5	25.7	0.3
Total investment gains (losses)	(41.7)	10.2	(49.9)	(69.0)
Fee revenue and other income	78.7	69.4	192.1	210.6
Total revenues	1,097.2	1,170.5	4,449.5	4,146.8
Benefits and expenses:
Insurance policy benefits (a)	529.9	747.5	2,471.9	2,331.1
Liability for future policy benefits remeasurement loss	(12.0)	(30.0)	(41.1)	(21.2)
Change in fair value of market risk benefits (a)	(14.9)	11.3	(60.5)	(34.2)
Interest expense	62.0	63.7	254.4	238.6
Amortization of deferred acquisition costs and present value of future profits	65.3	58.9	251.2	227.4
Other operating costs and expenses	256.4	273.0	1,055.3	1,048.3
Total benefits and expenses	886.7	1,124.4	3,931.2	3,790.0
Income before income taxes	210.5	46.1	518.3	356.8
Income tax expense on period income	44.4	9.8	114.3	80.3
Net income	$166.1	$36.3	$404.0	$276.5
Earnings per common share:
Basic:
Weighted average shares outstanding	102,778,000	111,591,000	106,144,000	113,275,000
Net income	$1.62	$.33	$3.81	2.44
Diluted:
Weighted average shares outstanding	105,230,000	113,657,000	108,116,000	115,124,000
Net income	$1.58	$.32	$3.74	2.40

___________
(a) The prior period columns have been revised to conform to current year's presentation for the correction of immaterial errors.

NOTES
(1)Management believes that an analysis of net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) gains or losses related to material reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and
(viii) other non-operating items including earnings attributable to variable interest entities, net of taxes ("net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of net operating income to net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available on CNO's website, CNOinc.com, in the Investors section under SEC Filings.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of the debt-to-total capital ratio non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)New annualized premiums are measured by new annualized premiums for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Sales of third-party products are excluded.
(5)The following summarizes the calculations of: (i) operating return on equity (a non-GAAP financial measure), which is equal to the trailing four quarters of net operating income (1) divided by average shareholders' equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards; (ii) operating return on equity, excluding significant items (a non-GAAP financial measure), which is equal to the trailing four quarters of net operating income(1) , excluding significant items, divided by average shareholders' equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards; and (iii) return on equity (dollars in millions):

	Year ended December 31,
	2024	2023
Net operating income (a non-GAAP financial measure)	$429.3	$356.1

Net operating income, excluding significant items	$410.5	$312.8

Net income	$404.0	$276.5

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$3,604.1	$3,631.5

Average common shareholders' equity	$2,460.4	$1,977.5

Operating return on equity (a non-GAAP financial measure)	11.9%	9.8%

Operating return on equity, excluding significant items (a non-GAAP financial measure)	11.4%	8.6%

Return on equity	16.4%	14.0%

The following summarizes: (i) net operating income; (ii) significant items; (iii) net operating income, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items (a)		items (a)	four quarters	income (loss)	four quarters
1Q23	$58.6	$—		$58.6	$336.6	$(0.8)	$446.4
2Q23	62.3	—		62.3	281.2	73.7	286.8
3Q23	101.3	(16.9)	(b)	84.4	287.7	167.3	278.2
4Q23	133.9	(26.4)	(c)	107.5	312.8	36.3	276.5
1Q24	57.5	—		57.5	311.7	112.3	389.6
2Q24	114.6	—		114.6	364.0	116.3	432.2
3Q24	119.2	(21.9)	(d)	97.3	376.9	9.3	274.2
4Q24	138.0	3.1	(e)	141.1	410.5	166.1	404.0

(a) See note (6) for additional information.

(b) Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals, net of tax expense of $4.8 million.

(c) Comprised of $33.9 million of the net favorable impact arising from our comprehensive annual actuarial review, net of tax expense of $7.5 million.

(d) Comprised of $31.2 million of the net favorable impact arising from our comprehensive annual actuarial review and $2.9 million of the unfavorable impact related to a fixed asset impairment, net of tax expense of $6.4 million.

(e) Comprised of $3.9 million of the unfavorable impact arising from our comprehensive annual actuarial review, net of tax expense of $0.8 million.

A reconciliation of pre-tax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Year ended December 31,
	2024	2023
Pre-tax operating earnings (a non-GAAP financial measure)	$550.8	$459.5
Income tax expense	(121.5)	(103.4)
Net operating income	429.3	356.1
Non-operating items:
Net realized investment losses from sales, impairments and change in allowance for credit losses	(72.7)	(62.7)
Net change in market value of investments recognized in earnings	22.8	(6.3)
Changes in fair value of embedded derivative liabilities and market risk benefits	24.7	(29.9)
Fair value changes related to the agent deferred compensation plan	6.6	(3.5)
Other	(13.9)	(.3)
Non-operating loss before taxes	(32.5)	(102.7)
Income tax benefit on non-operating loss	7.2	23.1
Net non-operating loss	(25.3)	(79.6)
Net income	$404.0	$276.5

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q22	2Q22	3Q22	4Q22
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,141.7	$3,329.0	$3,510.3	$3,557.1
Net operating loss carryforwards	238.2	214.7	190.9	169.0
Accumulated other comprehensive loss	(561.5)	(1,415.8)	(1,837.8)	(1,957.3)
Common shareholders' equity	$2,818.4	$2,127.9	$1,863.4	$1,768.8

	1Q23	2Q23	3Q23	4Q23
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,543.8	$3,603.0	$3,744.2	$3,712.8
Net operating loss carryforwards	152.4	126.3	102.6	79.6
Accumulated other comprehensive loss	(1,664.4)	(1,733.5)	(1,956.7)	(1,576.8)
Common shareholders' equity	$2,031.8	$1,995.8	$1,890.1	$2,215.6

	1Q24	2Q24	3Q24	4Q24
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,536.8	$3,596.7	$3,529.9	$3,793.2
Net operating loss carryforwards	311.2	296.5	273.9	76.6
Accumulated other comprehensive loss	(1,480.3)	(1,464.3)	(1,116.0)	(1,371.4)
Common shareholders' equity	$2,367.7	$2,428.9	$2,687.8	$2,498.4

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	4Q24	4Q23
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,604.1	$3,631.5
Net operating loss carryforwards	240.0	126.4
Accumulated other comprehensive loss	(1,383.7)	(1,780.4)
Common shareholders' equity	$2,460.4	$1,977.5

(6)    The tables below summarize the financial impact of significant items on our net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions, except per share data).

	Year ended
	December 31, 2024
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$274.2	$(36.2)	(a)	$238.0
Health margin	516.8	8.2	(a)	525.0
Life margin	249.0	0.7	(a)	249.7
Total insurance product margin	1,040.0	(27.3)		1,012.7
Allocated expenses	(615.3)	—		(615.3)
Income from insurance products	424.7	(27.3)		397.4
Fee income	30.0	—		30.0
Investment income not allocated to product lines	167.9	—		167.9
Expenses not allocated to product lines	(71.8)	2.9	(b)	(68.9)
Operating earnings before taxes	550.8	(24.4)		526.4
Income tax (expense) benefit on operating income	(121.5)	5.6		(115.9)
Net operating income	$429.3	$(18.8)		$410.5

Net operating income per diluted share	$3.97	$(0.17)		$3.80

___________
(a)Comprised of $27.3 million of the net favorable impact arising from our comprehensive annual actuarial review.
(b)Comprised of $2.9 million of the unfavorable impact related to a fixed asset impairment.

	Three months ended
	December 31, 2024
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$55.0	$—		$55.0
Health margin	130.1	3.9	(a)	134.0
Life margin	68.0	—		68.0
Total insurance product margin	253.1	3.9		257.0
Allocated expenses	(146.1)	—		(146.1)
Income from insurance products	107.0	3.9		110.9
Fee income	20.6	—		20.6
Investment income not allocated to product lines	65.3	—		65.3
Expenses not allocated to product lines	(19.0)	—		(19.0)
Operating earnings before taxes	173.9	3.9		177.8
Income tax (expense) benefit on operating income	(35.9)	(0.8)		(36.7)
Net operating income	$138.0	$3.1		$141.1

Net operating income per diluted share	$1.31	$0.03		$1.34

___________
(a)Comprised of $3.9 million of the unfavorable impact arising from our comprehensive annual actuarial review.

	Three months ended
	September 30, 2024
	Actual results	Significant items (a)		Excluding significant items
Insurance product margin
Annuity margin	$91.1	$(36.2)	(b)	$54.9
Health margin	127.8	4.3	(b)	132.1
Life margin	63.3	0.7	(b)	64.0
Total insurance product margin	282.2	(31.2)		251.0
Allocated expenses	(153.0)	—		(153.0)
Income from insurance products	129.2	(31.2)		98.0
Fee income	(2.7)	—		(2.7)
Investment income not allocated to product lines	45.5	—		45.5
Expenses not allocated to product lines	(18.5)	2.9	(c)	(15.6)
Operating earnings before taxes	153.5	(28.3)		125.2
Income tax (expense) benefit on operating income	(34.3)	6.4		(27.9)
Net operating income	$119.2	$(21.9)		$97.3

Net operating income per diluted share	$1.11	$(0.19)		$0.92
___________
(a) Significant items impacting the health margin were revised from $8.2 million reported at September 30, 2024 to $4.3 million.
(b) Comprised of $31.2 million of net favorable impact arising from our comprehensive annual actuarial review.
(c) Comprised of $2.9 million of the unfavorable impact related to a fixed asset impairment.

	Year ended
	December 31, 2023
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$235.0	$(12.9)	(a)	$222.1
Health margin	494.3	(22.3)	(a)	472.0
Life margin	229.7	1.3	(a)	231.0
Total insurance product margin	959.0	(33.9)		925.1
Allocated expenses	(599.0)	—		(599.0)
Income from insurance products	360.0	(33.9)		326.1
Fee income	31.0	—		31.0
Investment income not allocated to product lines	120.2	—		120.2
Expenses not allocated to product lines	(51.7)	(21.7)	(b)	(73.4)
Operating earnings before taxes	459.5	(55.6)		403.9
Income tax (expense) benefit on operating income	(103.4)	12.3		(91.1)
Net operating income	$356.1	$(43.3)		$312.8

Net operating income per diluted share	$3.09	$(0.37)		$2.72
___________
(a)Comprised of $33.9 million of the net favorable impact arising from our comprehensive annual actuarial review.
(b)Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals.

	Three months ended
	December 31, 2023
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$63.6	$(12.9)	(a)	$50.7
Health margin	146.4	(22.3)	(a)	124.1
Life margin	64.6	1.3	(a)	65.9
Total insurance product margin	274.6	(33.9)		240.7
Allocated expenses	(138.8)	—		(138.8)
Income from insurance products	135.8	(33.9)		101.9
Fee income	17.8	—		17.8
Investment income not allocated to product lines	38.3	—		38.3
Expenses not allocated to product lines	(19.8)	—		(19.8)
Operating earnings before taxes	172.1	(33.9)		138.2
Income tax (expense) benefit on operating income	(38.2)	7.5		(30.7)
Net operating income	$133.9	$(26.4)		$107.5

Net operating income per diluted share	$1.18	$(0.23)		$0.95
___________
(a)Comprised of $33.9 million of the net favorable impact arising from our comprehensive annual actuarial review.

	Three months ended
	September 30, 2023
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$57.0	$—		$57.0
Health margin	123.2	—		123.2
Life margin	59.8	—		59.8
Total insurance product margin	240.0	—		240.0
Allocated expenses	(153.2)	—		(153.2)
Income from insurance products	86.8	—		86.8
Fee income	(2.9)	—		(2.9)
Investment income not allocated to product lines	38.4	—		38.4
Expenses not allocated to product lines	7.5	(21.7)	(a)	(14.2)
Operating earnings before taxes	129.8	(21.7)		108.1
Income tax (expense) benefit on operating income	(28.5)	4.8		(23.7)
Net operating income	$101.3	$(16.9)		$84.4

Net operating income per diluted share	$0.88	$(0.14)		$0.74
___________
(a)Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals.

For further information:

CNO News Media
Valerie Dolenga
Valerie.Dolenga@CNOinc.com

CNO Investor Relations
Adam Auvil
Adam.Auvil@CNOinc.com